Exhibit 99.5

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-190917 and 333-190923) and the Registration Statements on Form S-8 (Nos. 333-96675, 333-121823, 333-181505 and 333-189291) of Pepco Holdings, Inc. of our report dated February 28, 2013, except for the effects of discontinued operations related to the Pepco Energy Services retail electric and natural gas business, dated August 30, 2013, and the cross-border energy lease investments, as to which the date is November 26, 2013, both of which are described in Note 19 to the consolidated financial statements, and for the effects of the revision described in Note 2 to the consolidated financial statements, as to which the date is August 6, 2013, relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 8-K.

/s/ PricewaterhouseCoopers LLP

Washington, D.C.

November 26, 2013